EXHIBIT 10.38

Loan Agreement

Party A: Zhucheng Ziyang Ceramic Co., Ltd.

Party B: Agriculture Bank of China Zhucheng Branch

Clause 1 Loan

1.           Type: Short term.

2.           Loan Amount: RMB 10,000,000, from March 2, 2012 to March 1, 2013.

3.           Usage: Buy raw materials.

4.           Interest rate:  Use floating rate and floats 15% of the benchmark interest rate.

5.           Interest Settlement: Interest is paid monthly at the 20th of every month. Borrower should pay the interest at every interest settlement day.

6.           If borrower doesn’t pay back the principal according to the deadline of agreement, the interest rate of default interest is 50% plus the original interest rate from the overdue date.

7.            If borrower doesn’t use the loan according to the agreement, the interest rate of default interest is 100% plus the original interest rate from the date of breach.

Clause 2 The rights and obligations of lender.

1.           The lender has rights to know the production operation, financial activities, inventories, usage of loan of the borrower, and required borrower to provide files and information such as financial statements on time.

2.           If some other behaviors that may affect the safety of loans, lender has rights to stop providing loans or take back loans ahead of time.

3.           According to the agreement, when the lender takes back principal, interest, default interest, compound interest and other expenses of borrower, lender has rights to take from any bank accounts of borrower.

4.           If the amount isn’t enough to clear off the amounts payable of this agreement, lender can use this amount to repay principal, interest, default interest, compound interest and other expenses.

5.           If borrower doesn’t fulfill the duty of repayment, lender can disclose the breach of contract of borrower to public.

6.           Give loan to borrower according to the agreement on schedule and in full amount.

Clause 3 The rights and obligations of borrower

1.           Have rights to get and use loan according to the agreement.

2.           Use the basic bank account of the lender to settle up the repayment.

3.           If the agreement involves foreign exchange, the borrower must get the approval and registration according to the provisions.

4.           Pay back the principal and amount on time. If borrower needs extension, borrower must send written application to borrower before the fifteen day of the due date of this agreement. After the approval of borrower, both sides sign the loan extension agreement.

5.           Use the loan according to the agreement, no tie up of appropriation of loan.

6.           Provide real, complete and valid financial statements or other information to borrower monthly, and cooperate with lender to survey its production operation, financial activities and usage of loans.

7.           If borrower carries out merge, bankrupt or some other behaviors which may cause the change of credit and debt relationship, borrower must notify lender in advance in written. The borrower is not allowed to carry out above-mentioned behavior until the approval of lender and the settle down of debt.

8.           If other circumstances (such as stop production, go out of business) which will have harmful influence on the repayment duty occurs, borrower must notify lender in writing, and implement the procedure to maintain the creditor’s rights.

9.           If borrower provides guarantee for others and pledge its main properties to others, when this behavior may have effect on the capability of repayment under this agreement, the borrower must notify lender in advance in writing and get the approval of borrower.

10.           Borrower and its investors are not allowed to draw out capital illegally, transfer assets or stocks to escape from debt.

11.           If borrower has changes on name, location, business range, etc, borrower must notify lender in writing in time.

12.           If guarantor of this agreement lost the guarantee capability, or the value of guaranty decreases, borrower must provide lender with other guarantee measures upon approval of lender.

13.           Borrower must pay for the lawyer services under this agreement, such as insurance, freight, evaluation, registration expenses.

Clause 4 Responsibility of breach of contract

1.           If lender doesn’t offer loans according to the agreement and causes the loss of borrower, lender must pay penalty to borrower according to the amount and extension date. The calculation of penalty is the same as the interest calculation of overdue.

2.           For the outstanding interest, lender collects compound interest according to the provision of the People’s Bank of China.

3.           If borrower breaches the duty of this agreement, lender has rights to require borrower to correct behaviors, stop providing loans, take back provided loans in advance.

4.           If the guarantor breaches the agreement, lender has rights to stop providing loans or take back provided loans in advance.

5.           If lender file lawsuit to protect creditor’s right due to the breach of contract of borrower, borrower must pay for the expenses of lawsuit, travel expenses and other expenses.

Party A: Zhucheng Ziyang Ceramic Co., Ltd.
Legal Representative Signature: /s/ Lingbo Chi

Party B: Agriculture Bank of China Zhucheng Branch